Exhibit 2.8

SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”) dated as of May 20, 2013, among INTELSAT S.A. (f/k/a Intelsat Global Holdings S.A.), a société anonyme existing under the laws of Luxembourg, INTELSAT INVESTMENT HOLDINGS S.À.R.L., a société à responsibilité limitée organized under the laws of Luxembourg, INTELSAT HOLDINGS S.A., a société anonyme existing under the laws of Luxembourg, each an indirect Parent of INTELSAT JACKSON HOLDINGS S.A., a société anonyme existing under the laws of Luxembourg (the “Issuer”), (together, the “New Guarantors”), the Issuer, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 20, 2009, providing for the issuance of the Issuer’s 8 1⁄2% Senior Notes due 2019 (the “Notes”), initially in the aggregate principal amount of $500,000,000; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Seventh Supplemental Indenture for the purpose of adding the guarantees of each New Guarantor;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Seventh Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Seventh Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Seventh Supplemental Indenture refer to this Seventh Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture as a Parent Guarantor and to be bound by all other applicable provisions of the Indenture and the Notes applying to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to any New Guarantor shall be given as provided in Section 11.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Seventh Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND FOR THE AVOIDANCE OF DOUBT, THE APPLICABILITY OF ARTICLE 86 TO 94-8 OF THE AMENDED LUXEMBOURG LAW ON COMMERCIAL COMPANIES SHALL BE EXECUTED.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Seventh Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first above written.

INTELSAT S.A.

By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President and Chief Financial Officer

INTELSAT INVESTMENT HOLDINGS S.À.R.L.

By:	/s/ Michelle V. Bryan
	Name:	Michelle V. Bryan
	Title:	Deputy Chairman and Secretary

INTELSAT HOLDINGS S.A.

By:	/s/ Michelle V. Bryan
	Name:	Michelle V. Bryan
	Title:	Deputy Chairman and Secretary

INTELSAT JACKSON HOLDINGS S.A.

By:	/s/ Michelle V. Bryan
	Name:	Michelle V. Bryan
	Title:	Deputy Chairman and Secretary

[Signature page to Supplemental Indenture – 8 1⁄2% Senior Notes due 2019]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

[Signature page to Supplemental Indenture – 8 1⁄2% Senior Notes due 2019]